INVENTORY AND EQUIPMENT LOAN AGREEMENT


                           Dated as of October 1, 2006
                                      Among

               LE' ELEGANT BATH, INC. - DBA, AMERICAN BATH FACTORY

                                       And
     GATEWAY VENTURE HOLDINGS LTD AND ITS WHOLLY OWNED SUBSIDIARY MARSHALL CORPORATE ADMINISTRATION INC.

                                     PARTIES
                                     -------
     THIS Agreement ("Agreement"), dated as of October 1, 2006 is by and among Le' Elegant Bath, Inc. - DBA, AMERICAN BATH FACTORY, a California Corporation, 13395 Estelle Street, Corona California 92879 ("ABF"), and GATEWAY DISTRIBUTORS
                                                ---
LTD, and its wholly owned subsidiary, MARSHALL CORPORATE ADMINISTRATION, INC, 2555 East Washburn Road, North Las Vegas 89081, a Nevada Corporation ( "MCA").
                                                                        ---

WHEREAS MCA intends to make certain advances to ABF based on the value of certain of its inventory and of its equipment, the whole subject to the terms and conditions of the present Agreement.

NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

1 PREAMBLE

1.1 The preamble is deemed to be part of this Agreement.

2. DEMAND INVENTORY LOAN AND EQUIPMENT LOAN

2.1 MCA agrees to make loans to ABF, repayable on demand, by way of advances on a revolving basis, based on the value of certain of its inventory, in accordance and subject to the terms and conditions hereof (the -INVENTORY LOAN-);

2.2 MCA agrees to make loans to ABF, repayable on demand, by way of advances on a revolving basis, based on the value of certain of its equipment, in accordance and subject to the terms and conditions hereof (the -EQUIPMENT LOAN-);

2.3 The parties hereby agree that the aggregate sums advanced by MCA to ABF, shall not exceed $5,000,000.00, with respect to the Inventory Loan and $5,000,000.00 with respect to the Equipment Loan.

3. DEFINITIONS

3.1 For the purposes hereof, the following words or expressions shall have the meaning ascribed to them.

     (a)  ELIGIBLE INVENTORY: means ABF's inventory of Raw Materials or
          Finished Goods, which is not subject to any conditional sale, consignment or other vendor's right of ownership or revindication;
     (b) RAW MATERIALS: means the source materials used in the production of finished goods for the purposes of resale which includes but is not limited to plastics, metals, fasteners and supplies of various sources.

     (c) FINISHED GOODS: means only the products for the current selling season of ABF, which are not subject to a license or any other intellectual property right given or granted to the Borrower except if such licensor or holder of the intellectual property right has agreed and consented to the security to be granted.
     (d)  COST OF ELIGIBLE INVENTORY: means (i) with respect to Raw
          Materials or Finished Goods, the price paid by ABF for the purchase of the products net of transportation costs, commissions, duties, taxes and any other charges.
     (e) ELIGIBLE EQUIPMENT: means ABF's equipment and office furniture, which is not subject to any conditional sale, consignment or other vendor's right of ownership or revindication;

4. DISBURSEMENT OF THE INVENTORY LOAN AND OF THE EQUIPMENT LOAN AND DIRECTIONS OF PAYMENT

4.1 The Inventory Loan shall be disbursed by MCA to ABF, at its request. All advances shall be made by MCA to ABF by way of wire transfer at a cost of $20.00 per transfer.

4.2 The Equipment Loan shall be disbursed by MCA to ABF, at its request. All advances shall be made by MCA to ABF by way of wire transfer at a cost of $20.00 per transfer.

4.3 ABF hereby directs and instructs MCA to use, from time to time, the proceeds of all sums available to ABF in virtue of the Agreement, to reduce the amounts outstanding under the Inventory Loan and the Equipment Loan of ABF, on a pro rata basis unless otherwise designated by ABF.

5. REIMBURSEMENT OF THE INVENTORY LOAN AND OF THE EQUIPMENT LOAN

5.1 The Inventory Loan shall be repayable on demand. In addition, if at any given time the outstanding advances exceeds the amount approved, then ABF shall automatically be deemed to be on notice to reimburse such excess without any other demand by MCA unless arrangements are made to extend the terms with MCA.

5.2 The Equipment Loan shall be repayable on demand. In addition, if at any given time the outstanding advances exceeds the amount approved, then ABF shall automatically be deemed to be on notice to reimburse such excess without any other demand by MCA unless arrangements are made to extend the terms with MCA.

6. INTEREST

6.1 ABF shall pay to MCA interest, calculated daily and charged monthly, on the last day of each month, while the Inventory Loan and the Equipment Loan are outstanding, both before and after default, at a rate per annum calculated on the daily outstanding balance of the Inventory Loan and of the Equipment Loan, at a rate equal to seven and one-half percent (7.5%).

7.  TERM OF AGREEMENT

7.1 This Agreement shall remain in force for a period of one year from the date of signature thereof and will be automatically renewed for successive periods of one (1) year, unless either party give at least ninety (90) days prior notice.

8.CONDITIONS OF LOAN

8.1 The following covenants shall apply:
(a) ABF shall not grant or allow any lien, charge, lease or other encumbrance, whether fixed or floating, to be registered against or exist on any of its Inventory or Equipment for which it has borrowed funds.
(b) Borrower shall during the term of this Agreement:
     i) maintain a computer system to provide current detailed inventory, to allow MCA to evaluate its inventory.

9. LEGAL

9.1  Governing Law.  This Agreement and the legal relations among the parties
     -------------
hereto shall be governed by and construed in accordance with the internal substantive laws of the State of Nevada (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

9.2  Arbitration.  Any controversy or claim arising out of or relating to this
     -----------
Agreement, or the making, performance or interpretation thereof, including without limitation alleged fraudulent inducement thereof, shall be settled by binding arbitration in Las Vegas, Nevada by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof and the parties consent to the jurisdiction of the courts of the State of Nevada for this purpose.

10. AUTHORIZATION

10.1 ABF authorizes MCA to accept telephone and facsimile communications on its behalf as full and sufficient authority to act in accordance with the communications, as received by MCA.

10.2 ABF shall be bound by all such telephone and facsimile communications from itself in the same manner and extent as if such communications were originally handwritten and signed by ABF, and ABF shall hold MCA at all times fully indemnified from all claims and demands in respect of all such instructions, in the event such telephone and facsimile communications were made without authority or otherwise.


Marshall Corporate Administration

By:                                          Date:
   ----------------------------------             ------------------
     Jamie Plante
     President, CFO


Le' Elegant Bath, Inc. - DBA, American Bath Factory

By:                                          Date:
   ----------------------------------             ------------------
     Richard R. Wheeler
     President